Exhibit 99.1

Akorn Reports Second Quarter 2011 Financial Results

-Revenues of $32.1 million and Adjusted EBITDA of $10.6 million-

-Raises Outlook for 2011-

LAKE FOREST, Ill.--(BUSINESS WIRE)--August 2, 2011--Akorn, Inc. (NASDAQ: AKRX), a niche specialty pharmaceutical company, today reported financial results for the second quarter of 2011. The Company also separately announced that it has entered into an agreement to acquire a minority ownership in Westborough, MA, based Aciex Therapeutics Inc., an ophthalmic drug development company with a focus on developing novel therapeutics to treat front-of-eye diseases. Aciex’s pipeline consists of three clinical stage assets and four pre-IND stage assets. In addition, Akorn signed a global licensing and manufacturing agreement for one of Aciex’s lead products.

Second Quarter Highlights

  Revenue growth of 59% over the comparable prior year quarter, or 41% excluding the impact of AVR.
  Eighth consecutive quarter of core revenue and adjusted EBITDA growth. Akorn’s core business consists of the ophthalmic, hospital drugs & injectables and contract services segments.
  Raised $120 million in a convertible debt offering.
  Generated $6.0 million in operating cash flow and ended quarter with $134.5 million in cash and cash equivalents.
  Acquired AVR, a leader in the over-the-counter dry eye market.
  Acquired three products with a combined brand/generic annual market size of $20 million.
  Filed four new internally developed ANDAs with a combined annual market size of $190 million.
  Received FDA approval for injectable Levofloxacin 25mg/mL single-use vials.

Consolidated revenue for the second quarter of 2011 was $32.1 million, up 59% over the comparable prior year quarter consolidated revenue of $20.2 million. The increase in revenue was the result of partial quarter AVR sales totaling $3.7 million, the continued growth of products launched in 2010, strong organic growth in established injectable and ophthalmic products and an increase in seasonal allergy ophthalmic sales.

Consolidated gross margin for the second quarter of 2011 was 56% compared to 49% in the comparable prior year period. Cost of sales in the second quarter 2011 included approximately $0.7 million in non-cash fair value adjustments for acquired AVR inventory. Sustained improvements in gross margin are the result of favorable product mix, selected price increases, higher utilization of plant capacities and increased sales of higher margin products introduced in 2010.

Second quarter 2011 adjusted EBITDA was $10.6 million compared with $4.2 million in the comparable prior year quarter. Net income for the second quarter of 2011 was $17.9 million, and earnings per share were $0.17 per diluted share compared to a net loss of $9.4 million and loss per share of $0.10 in the comparable prior year quarter. Second quarter 2011 included $13.4 million of gain on Akorn-Strides LLC’s sale of its remaining abbreviated new drug approvals to Pfizer. Akorn-Strides LLC also ceased operations during the quarter. Second quarter 2011 results also included the acceleration of $1.4 million in amortization expense for deferred financing costs related to the early termination of the Company’s $10.0 million revolving credit agreement with EJ Funds LP as well as $0.6 million in incremental interest expense from the convertible debt issued on June 1.

Raj Rai, Chief Executive Officer commented, “We had another great quarter as both our ophthalmic and specialty injectable product lines continue to show sequential growth. In addition, we are excited about the recent acquisition of Advanced Vision Research (AVR) which is adding further to the growth momentum in our company. Given the strength of our business, we are increasing our guidance for the year and plan to increase our R&D infrastructure to develop 10 to 15 additional products annually.”

2011 Revised Outlook

  The Company projects 2011 revenue in the range of $124 million to $126 million
  The Company’s 2011 gross margin is projected to be approximately 55%.
  The Company projects 2011 adjusted EBITDA of approximately $37 million to $39 million.
  In 2011, the Company expects to spend approximately $15 million to $20 million in capital expenditures to increase plant capacities and improve efficiencies.
  The Company is projecting 2011 R&D expenses of approximately $10 million to $11 million.
  The Company’s 2011 outlook excludes the impact of any new approvals after August 1, 2011.

Akorn’s R&D Pipeline

The Company has 22 ANDAs filed with the FDA with a combined annual market size of approximately $2.8 billion. The Company has completed development work on 13 additional products with a combined annual market size of approximately $1.3 billion and expects to file these products with the FDA shortly.

Second Quarter 2011 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, August 2, 2011, to discuss second quarter 2011 results followed by a Q&A session. The domestic call-in number is (800) 835-9927 and the international call-in number is (913) 312-0831. The confirmation code for all callers is 6254677. The URL for the webcast is http://www.videonewswire.com/event.asp?id=80562.

About Akorn, Inc.

Akorn, Inc. is a niche specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, statements regarding Akorn's goals, regulatory approvals and strategy and other statements relating to the acquisition of AVR by Akorn. Such forward looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Since Adjusted EBITDA is not a GAAP financial measure, it should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA to net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income (loss), plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense and changes in the fair value of warrants
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, and amortization of the fair value adjustment to inventory acquired through business acquisitions

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

While the Company uses Adjusted EBITDA in managing and analyzing its business and financial condition and believes it to be useful to investors in their evaluating the Company’s performance, Adjusted EBITDA has certain shortcomings. Specifically, Adjusted EBITDA does not take into account the impact of capital expenditures on the liquidity or GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Accordingly, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2011	2010	2011	2010

Revenues	$32,148	$20,185	$57,592	$40,705
Cost of sales	14,265	10,322	25,456	22,414
GROSS PROFIT	17,883	9,863	32,136	18,291

Selling, general and administrative expenses	8,131	5,993	14,533	10,750
Research and development expenses	2,767	1,881	4,654	3,313
Amortization of intangibles	309	572	565	986
TOTAL OPERATING EXPENSES	11,207	8,446	19,752	15,049

OPERATING INCOME	6,676	1,417	12,384	3,242

Write-off and amortization of deferred financing costs	(1,403)	(273)	(1,596)	(546)
Interest expense, net	(324)	(234)	(313)	(524)
Non-cash interest expense - convertible notes	(286)	-	(286)	-
Equity in earnings of unconsolidated joint venture	13,706	369	14,530	833
Change in fair value of warrants liability	-	(10,679)	-	(8,881)
INCOME (LOSS) BEFORE INCOME TAXES	18,369	(9,400)	24,719	(5,876)
Income tax provision	423	33	963	37
NET INCOME (LOSS)	$17,946	$(9,433)	$23,756	$(5,913)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.19	$(0.10)	$0.25	$(0.06)
DILUTED	$0.17	$(0.10)	$0.23	$(0.06)

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER SHARE:
BASIC	94,579	92,745	94,389	91,764
DILUTED	105,233	92,745	104,653	91,764

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	JUNE 30,	DECEMBER 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$134,483	$41,623
Trade accounts receivable, net	16,949	11,270
Inventories	26,814	18,917
Prepaid expenses and other current assets	3,787	1,803
TOTAL CURRENT ASSETS	182,033	73,613
PROPERTY, PLANT AND EQUIPMENT, NET	37,498	32,731
OTHER LONG-TERM ASSETS:
Goodwill	14,749	-
Other intangibles, net	16,057	3,122
Deferred financing costs	3,719	1,545
Other	1,268	105
TOTAL OTHER LONG-TERM ASSETS	35,793	4,772
TOTAL ASSETS	$255,324	$111,116

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$10,707	$4,894
Accrued compensation	2,896	3,396
Accrued expenses and other liabilities	4,672	3,473
Advance from unconsolidated joint venture	-	10,177
TOTAL CURRENT LIABILITIES	18,275	21,940
LONG-TERM LIABILITIES:
Convertible notes due 2016	98,903	-
Lease incentive obligations	1,050	1,125
Product warranty liability	1,299	1,299
TOTAL LONG-TERM LIABILITIES	101,252	2,424
TOTAL LIABILITIES	119,527	24,364
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 94,624,138 and 93,975,334 shares issued and outstanding at June 30, 2011
and December 31, 2010, respectively	209,482	182,466
Warrants to acquire common stock	17,946	19,673
Accumulated deficit	(91,631)	(115,387)
TOTAL SHAREHOLDERS' EQUITY	135,797	86,752
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$255,324	$111,116

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2011	2010	2011	2010
OPERATING ACTIVITIES
Net income (loss)	$17,946	$(9,433)	$23,756	$(5,913)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	1,183	1,443	2,309	2,745
Write-off and amortization of deferred financing fees	1,403	273	1,596	546
Non-cash stock compensation expense	1,763	1,004	2,494	1,305
Non-cash interest on convertible notes	286	-	286	-
Non-cash change in fair value of warrants liability	-	10,679	-	8,881
Equity in earnings of unconsolidated joint venture	(13,706)	(369)	(14,530)	(833)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,885)	(492)	(5,068)	(2,905)
Inventories	(2,608)	(3,023)	(3,521)	(2,122)
Prepaid expenses and other current assets	(1,113)	385	(1,120)	960
Supply agreement termination liabilities	-	(1,500)	-	(1,500)
Trade accounts payable	1,639	804	3,222	781
Accrued expenses and other liabilities	1,107	(47)	(1,087)	(256)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	6,015	(276)	8,337	1,689

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4,108)	(426)	(6,239)	(1,611)
Payments for acquisitions	(26,011)	-	(26,011)	-
Purchase of product licensing rights	(4,000)	-	(4,000)	-
Distribution from unconsolidated joint venture	1,339	228	3,131	958
NET CASH USED IN INVESTING ACTIVITIES	(32,780)	(198)	(33,119)	(653)

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	120,000	-	120,000	-
Debt financing costs	(4,587)	-	(4,587)	-
Proceeds under stock option and stock purchase plans	123	42	502	137
Repayments of line of credit	-	-	-	(3,000)
Net proceeds from common stock offering and warrant exercises	-	2,500	1,727	4,969
NET CASH PROVIDED BY FINANCING ACTIVITIES	115,536	2,542	117,642	2,106

INCREASE IN CASH AND CASH EQUIVALENTS	88,771	2,068	92,860	3,142
Cash and cash equivalents at beginning of period	45,712	2,691	41,623	1,617
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$134,483	$4,759	$134,483	$4,759

AKORN, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2011	2010	2011	2010

NET INCOME (LOSS)	$17,946	$(9,433)	$23,756	$(5,913)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation and amortization expense	1,183	1,443	2,309	2,745
Interest expense, net	324	234	313	524
Non-cash interest expense - convertible notes	286	-	286	-
Income tax provision	423	33	963	37
EBITDA	$20,162	$(7,723)	$27,627	$(2,607)

NON-CASH AND OTHER NON-RECURRING INCOME
AND EXPENSES:
Non-cash stock compensation expense	1,763	1,004	2,494	1,305
Change in fair value of warrants liability	-	10,679	-	8,881
Write-off and amortization of deferred financing costs	1,403	273	1,596	546
Equity in earnings of unconsolidated joint venture
related to the sale of the joint venture's assets	(13,380)	-	(13,380)	-
Amortization of the fair value adjustment to AVR
acquired inventory	677	-	677	-
ADJUSTED EBITDA	$10,625	$4,233	$19,014	$8,125

CONTACT:
Akorn, Inc.
Tim Dick, (847) 279-6150
Chief Financial Officer